EXHIBIT 3-B

BY-LAWS

OF

SHOE CARNIVAL, INC.

(As amended effective March 14, 2023)

Article I

Identification

Section 1. Name. The name of the Corporation is Shoe Carnival, Inc.

Section 2. Principal Office. The principal office of the Corporation shall be 7500 East Columbia Street, Evansville, Indiana 47715 or such other location as the Board of Directors may from time to time determine.

Section 3. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Indiana, as the Board of Directors may from time to time determine or the business of the Corporation require.

Article II

Meetings of Shareholders

Section 1. Place of Meeting and Participation in Meetings by Remote Communication. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other places, if any, within or without the State of Indiana, as may from time to time be fixed by the Board of Directors. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Indiana Business Corporation Law, as amended from time to time, and any other applicable law for the participation by shareholders in a meeting of shareholders by means of remote communication, and may determine that any meeting of shareholders will not be held at any place but will instead be held solely by means of remote communication. Shareholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of shareholders shall be deemed present in person and entitled to vote at the meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as may from time to time be fixed by the Board of Directors, provided that such annual meeting shall be held in any event within six (6) months after the end of each fiscal year of the Corporation. If the date fixed for the annual meeting shall be a legal holiday, such annual meeting shall be held on the next succeeding business day.

Section 3. Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders for any purpose or purposes may be called only by the Chairman of the Board or a majority of the entire Board of Directors. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.

Section 4. Notice of Meetings. Written notice of each meeting of the shareholders, whether annual or special, shall be delivered, mailed or sent by electronic transmission not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting or who shall participate in such meeting by remote communication in accordance with the Indiana Business Corporation Law in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such shareholder, or who shall waive notice thereof as provided in Article VIII of these By-Laws. Notice of adjournment of a meeting of shareholders need not be given if the date, time and place, if any, to which it is adjourned and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at the meeting are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

Section 5. Quorum. The holders of a majority of the votes entitled to be cast by the shareholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the shareholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the shareholders, present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Order of Business. At each meeting of the shareholders, the Chairman of the Board, or, in the absence of the Chairman of the Board or at the request of the Chairman of the Board, the Vice-Chairman of the Board, or, in the absence of the Chairman of the Board and the Vice-Chairman of the Board or at the request of the Chairman of the Board or the Vice-Chairman of the Board, the Chief Executive Officer, or such other person designated by the Board of Directors, shall act as chairman of such meeting.

To be properly brought before an annual meeting, all business, including nominations of candidates for and the election of directors, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who (1) was a shareholder of record at the time of giving the notice provided for in this Section 7 or in Article III, Section 3 of these By-laws, as applicable, (2) is entitled to vote at the meeting and (3) complied with the procedures set forth in this Section 7 or in Article III, Section 3 of these By-laws, as applicable. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a shareholder to make director nominations and to propose other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of shareholders.

For business other than the nomination of candidates for and the election of directors to be properly brought by a shareholder before an annual meeting pursuant to clause (c) of the preceding paragraph, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal office of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no annual meeting was held in the preceding year, for notice by the shareholder to be timely, it must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of the annual meeting is first made.

Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below) on whose behalf the proposal is made; (b) as to the shareholder giving the notice and any Shareholder Associated Person on whose behalf the proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of any Shareholder Associated Person, (2) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and any Shareholder Associated Person as of the date such notice is given, (3) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities, and (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend either the Restated Articles of Incorporation or the By-laws of the Corporation, the language of the proposed amendment; and (d) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.

Notwithstanding anything in these By-Laws to the contrary and not including nominations of candidates for and the election of directors, which are governed by Article III, Section 3 of these By-Laws, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of an annual meeting may refuse to permit any business to brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (d) of the preceding paragraph of this Section 7. If a shareholder does not appear or send a qualified representative to present his or her proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For the purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. “Shareholder Associated Person” of any shareholder means (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (c) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding the foregoing provisions of this Section 7, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for an annual meeting shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7.

In no event shall the adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Section 8. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 5 business days before each meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in such shareholder’s name. Such list shall be produced and kept available at the times and places required by law. If the meeting is held solely by means of remote communication, the list shall be open to examination by any shareholder at any time during the meeting on a reasonably accessible electronic network, and information required to access this list shall be provided with the notice of the meeting.

Section 9. Voting. Each shareholder of record of any class or series of Preferred Stock shall be entitled at each meeting of shareholders to such number of votes for each share of such stock as may be fixed in the Restated Articles of Incorporation or an amendment thereto adopted by the Board of Directors providing for the issuance of such stock, and each shareholder of record of Common Stock shall be entitled at each meeting of shareholders to one (1) vote for each share of stock registered in such shareholder’s name on the books of the Corporation:

(1)
on the date fixed pursuant to Section 6 of Article VI of these By-Laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or
(2)
if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, or if no record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall have been fixed, the day on which the first written consent is expressed.

Each shareholder entitled to vote at any meeting of shareholders may authorize not in excess of three persons to act for such shareholder by a proxy signed by such shareholder or such shareholder’s attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a shorter or longer period. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

At a meeting of the shareholders, except as provided in Article III, Section 2 with respect to the election of directors or as required by law, all corporate actions to be taken by vote of the shareholders shall be authorized if the number of votes cast in favor of the action exceeds the number of votes cast opposing the action, and where a separate vote by class is required, the number of votes cast in favor of the action by the shareholders of such class exceeds the number of votes cast by the shareholders of such class opposing the action.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the shareholder voting, or by such shareholder’s proxy, and shall state the number of shares voted.

Section 10. Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board, the chairman of any meeting of shareholders may, in its or such person’s discretion, appoint two or more inspectors to act at any meeting of shareholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be shareholders. No director or nominee for the office of director shall be appointed such inspector.

Article III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Articles of Incorporation of the Corporation directed or required to be exercised or done by the shareholders.

Section 2. Number, Qualification and Election. Except as otherwise fixed by or pursuant to the provisions of the Restated Articles of Incorporation of the Corporation relating to the rights of the holders of any class or series of Preferred Stock, the number of directors of the

Corporation shall be determined from time to time by vote of a majority of the entire Board of Directors, provided that the number thereof may not be less than three nor more than fifteen.

The directors, other than those who may be elected by the holders of shares of any class or series of Preferred Stock pursuant to the terms of the Restated Articles of Incorporation or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible, with each class to hold office until its successors are elected and qualified. If the number of directors is changed by the Board of Directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the shareholders of the Corporation, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Directors need not be shareholders of the Corporation.

Except as otherwise set forth in the Restated Articles of Incorporation, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to the director at any shareholders meeting for the election of directors at which a quorum is present, provided that if as of the record date for such meeting the number of director nominees to be considered at the meeting exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” that director’s election.

If a nominee for director who is an incumbent director does not receive the requisite affirmative majority of the votes cast for his or her re-election, such director shall immediately tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, shall determine the appropriate responsive action with respect to the tendered resignation. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other recommendations that it considers relevant and appropriate. The incumbent director who tenders his or her resignation shall not participate in the Board’s decision with respect to that director. If the resignation is not accepted, such director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier death, resignation, retirement or removal. If the resignation is accepted, or if a nominee fails to receive the required vote and the nominee is not an incumbent director, the Board may decide to fill any resulting vacancy or decrease the number of directors.

Section 3. Notification of Nominations. Subject to the rights of the holders of any class or series of Preferred Stock, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors, but in the case of a nomination by a shareholder, only in accordance with the procedures set forth in this Section 3. For nominations of candidates for election to the Board of Directors to be properly brought before an annual meeting of shareholders or a special meeting of shareholders (but only if the election of directors is a matter specified in the notice of a special meeting) by a shareholder pursuant to clause (c) of the second paragraph of Article II, Section 7 of these By-laws, timely written notice of such shareholder’s intent to make such nomination must be given to the Secretary of the Corporation at the principal office of the Corporation in accordance with the procedures for bringing nominations before a shareholders’ meeting set forth in this Section 3. To be timely, a shareholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of shareholders, by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Article II, Section 7 of these By-laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

Such shareholder’s notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination as they appear in the Corporation’s records, of the person or persons to be nominated and of any Shareholder Associated Person (as defined in Article II, Section 7 of these By-laws) on whose behalf the nomination is made; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a representation that the person or persons to be nominated intend to serve as director(s) for the term(s) for which he, she or they are standing for election; (d)(1) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given, and (2) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities; (e) a description of all arrangements or understandings between or among the shareholder, any Shareholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by such shareholder as would have been required to be disclosed in solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; and (g) the consent of each nominee to being named in any proxy materials as a nominee and to serve as a director if so elected. A shareholder who intends to solicit proxies in support of director nominees other than the Corporation’s director nominees and who has delivered a notice of nomination pursuant to this Section 3 shall promptly certify to the Corporation, and notify the Corporation in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Corporation, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the Corporation reasonable evidence of such compliance. The Corporation may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a director of the Corporation.

The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representations required by this Section 3. Unless otherwise required by law, if any shareholder (a) provides notice pursuant to Rule 14a-19 under the Exchange Act and (b) subsequently (1) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (2) fails to comply with the requirements of Rule 14a-19, or (3) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such shareholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder. If a shareholder does not appear or send a qualified representative to present his or her nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19) with respect to the matters set forth in this Section 3.

In no event shall the adjournment, recess or postponement of a shareholders’ meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Section 4. Quorum and Manner of Acting. Except as otherwise provided by these By-Laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Indiana as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors.

Section 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be communicated to such director by telegraph, facsimile or other form of electronic communication, or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of these By-Laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem necessary or proper. In the absence of the Chairman of the Board, such person designated by the Board of Directors shall preside at meetings of the Board.

Section 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of any such committee thereof. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Electronic signatures, in accordance with the Uniform Electronic Transactions Act (IC 26-2-8), and facsimile signatures shall have the same validity and effect as original signatures. Action taken under this Section 11 is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed under this Section 11 shall have the same effect as a unanimous vote of all members of the Board or of such committee thereof and may be described as such in any document.

Section 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Except as otherwise set forth in Article III, Section 2, such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. Removal of Directors. Directors may be removed only as provided in the Restated Articles of Incorporation of the Corporation.

Section 14. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-Laws. Any director elected in accordance with the preceding sentence of this Section 14 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Section 15. Compensation. Each director who shall not at the time also be an officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 16. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more of its members to constitute members or alternate members of a committee. Such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, including without limitation, if such committee is so empowered and authorized in the resolution of the Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it, except that no committee shall have such power or authority in reference to:

(a)
authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of stock or other distribution, if done according to a formula or method, or within a range, prescribed by the Board of Directors;
(b)
approve or propose to shareholders action that is required to be approved by shareholders;
(c)
fill vacancies on the Board of Directors or on any of its committees;
(d)
except to the extent permitted by clause (g) below, amend the Corporation’s Restated Articles of Incorporation;
(e)
adopt, amend, repeal, or waive provisions of these By-Laws;
(f)
approve a plan of merger not requiring shareholder approval; or
(g)
authorize or approve the issuance or sale or a contract for sale of stock, or determine the designation and relative rights, preferences, and limitations of a class or series of Preferred Stock, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described herein within limits prescribed by the Board of Directors.

A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

Section 17. Mandatory Classified Board Structure. The provisions of IC 23-1-33-6(c) shall not apply to the Corporation.

Article IV

Officers

Section 1. Number; Term of Office. The officers of the Corporation may consist of a Chairman of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice-Presidents, one or more of whom may be designated as Senior Executive, Executive or Senior Vice-Presidents, a Treasurer, a Secretary, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these By-Laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. The Chairman of the Board and the Vice-Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the

Restated Articles of Incorporation of the Corporation or these By-Laws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

Section 3. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election to such office.

Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and, if present, preside at meetings of the shareholders. He shall have such other duties and responsibilities as may be specified by the Board of Directors.

Section 6. Vice-Chairman of the Board. The Vice-Chairman of the Board shall have such power and perform such duties as the Board of Directors or the Chairman of the Board may, from time to time, prescribe. In the absence of the Chairman of the Board, or at the request of the Chairman of the Board, the Vice-Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors.

Section 7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive and principal policymaking officer of the Corporation and as such shall have general supervision and direction of the business and affairs of the Corporation subject to the control of the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board may from time to time determine and shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, or at the request of the Chairman of the Board or the Vice-Chairman of the Board, preside at meetings of the shareholders.

Section 8. President. Unless the President is also the Chief Executive Officer, the President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time prescribe or as may be prescribed in these By-laws. If the President is the Chief Executive Officer, then Section 7 shall be applicable.

Section 9. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall perform all of the duties customary to that office. He or she shall be responsible for all of the Corporation’s financial affairs, subject to the supervision and direction of the Chief Executive Officer, and shall have and perform such further powers and duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer may, from time to time, delegate to him or her.

Section 10. Vice-Presidents. Each Vice-President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the President or the Board of Directors.

Section 11. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President or the Board of Directors.

Section 12. Secretary. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and of its corporate seal, if any, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chief Executive Officer, the President or the Board of Directors.

Section 13. Assistant Treasurers or Secretaries. The Assistant Treasurers and the Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or Secretary, or by the Chief Executive Officer, the President or the Board of Directors.

Article V

Indemnification

Section 1. Indemnification. The Corporation shall indemnify every Eligible Person against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the laws of the State of Indiana, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in Section 3 of this Article V, to have acted in good faith, in what he or she reasonably believed to be in the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 1. If several Claims are involved, an Eligible Person may be entitled to indemnification as to some matters even though he or she is not entitled as to other matters. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be in the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he or she was acting in conformity with the requirements of such Act or he or she reasonably believed his or her actions to be in the interests of the participants in and beneficiaries of the plan.

Section 2. Defined Terms.

(a)
The term “Claim” as used in this Article V shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of the Corporation or any other corporation or otherwise), whether civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:
(1)
by reason of his or her being or having been an Eligible Person, or
(2)
by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.
(b)
The term “Eligible Person” as used in this Article V shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.
(c)
The terms “Liability” and “Expense” as used in this Article V shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
(d)
The term “Wholly Successful” as used in this Article V shall mean (1) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
(e)
As used in this Article V, the term “Corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger, so that any Eligible Person who is or was a director or officer of such a constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not, shall stand in the same position under this Article V with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.

Section 3. Determination of Conduct. Subject to any rights under any contract between the Corporation and any Eligible Person, any indemnification against underlying liability provided for in Section 1(b) of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Eligible Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1(b). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such Claim; (b) if such an independent quorum cannot be obtained, by majority vote of a committee duly designated by the full Board of Directors (in which designation directors who are parties may participate), consisting solely of one or more directors not at the time parties to the Claim; or (c) by special legal counsel (1) selected by the independent quorum of the Board of Directors (or the independent committee thereof if no such quorum can be obtained), or (2) if no such independent quorum or committee thereof can be obtained, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate). Notwithstanding the foregoing, an Eligible Person shall be able to contest any determination that he or she has not met the applicable standard of conduct by petitioning a court of appropriate jurisdiction.

Section 4. Advancement of Expenses. To the fullest extent permitted by the laws of the State of Indiana, Expenses incurred by an Eligible Person in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification by the Corporation.

Section 5. Indemnity Not Exclusive. The rights of indemnification and advancement of Expenses provided in this Article V shall be in addition to any rights to which any Eligible Person may otherwise be entitled or permitted by contract, the Restated Articles of Incorporation, vote of shareholders or directors or otherwise, or as a matter of law, both as to actions in his or her official capacity and actions in any other capacity while holding such office. Irrespective of the provisions of this Article V, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person or other person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability or Expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such Liability or Expense under the provisions of this Article V.

Section 6. Vested Right to Indemnification. The provisions of this Article V shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Article V that occurs subsequent to such person becoming an Eligible Person. The provisions of this Article V shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

Section 7. Invalidation. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VI

Capital Stock

Section 1. Certificates for Shares. Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of such officers, the signature of the transfer agent and registrar, and the seal of the Corporation, if any, may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any shareholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the Corporation or at such person’s last known post office address.

Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares or book-entry shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 6. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the adjourned meeting is not within 120 days of the date fixed for the original meeting.

Article VII

Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. In the absence of such a resolution, the fiscal year of the Corporation shall end on the Saturday nearest January 31 of each year.

Article VIII

Waiver of Notice

Whenever any notice whatsoever is required to be given by these By-Laws, by the Restated Articles of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

Article IX

Amendments

Except as otherwise expressly provided by law or the Corporation’s Restated Articles of Incorporation, these By-Laws may from time to time be amended or repealed, or new By-Laws may be adopted, by either (a) the Board of Directors at any regular or special meeting of the Board of Directors, if such amendment, repeal or adoption is approved by the affirmative vote of a majority of the entire Board of Directors; or (b) the affirmative vote, at a meeting of the shareholders of the Corporation for which the meeting notice designates that making, amending or repealing provisions of these By-Laws is to be considered, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article IX as a single voting group.

Article X

Miscellaneous

Section 1. Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

Section 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

Section 5. By-Laws Subject to Law and Restated Articles of Incorporation of the Corporation. Each provision of these By-Laws is subject to any contrary provision of the

Restated Articles of Incorporation of the Corporation or of any applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as it is inconsistent, but for all other purposes of these By-Laws shall continue in full force and effect.

Section 6. Definition of Restated Articles of Incorporation. The term “Restated Articles of Incorporation” as used in these By-Laws means the Amended and Restated Articles of Incorporation of the Corporation as from time to time in effect.